    As filed with the Securities and Exchange Commission on December 3, 1999
===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): DECEMBER 3, 1999


                        ERP OPERATING LIMITED PARTNERSHIP
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


              ILLINOIS               0-24920                  36-3894853
  (STATE OR OTHER JURISDICTION       (COMMISSION           (I.R.S. EMPLOYER
 OF INCORPORATION OR ORGANIZATION)    FILE NUMBER)        IDENTIFICATION NO.)


         TWO NORTH RIVERSIDE PLAZA, SUITE 400
                   CHICAGO, ILLINOIS                                60606
       (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)


       Registrant's telephone number, including area code: (312) 474-1300

                                 NOT APPLICABLE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

===============================================================================

ITEM 5:  OTHER EVENTS


On October 1, 1999, Equity Residential Properties Trust, a Maryland real estate investment trust ("EQR"), sole general partner of ERP Operating Limited Partnership, an Illinois limited partnership ("ERP"), acquired Lexford Residential Trust, a Maryland real estate investment trust ("Lexford"), through the merger of Lexford with and into EQR (the "Merger"). Immediately following the effectiveness of the Merger, EQR contributed substantially all of the assets previously held by Lexford to ERP in exchange for units of limited partnership interest in ERP. As of September 30, 1999, Lexford's portfolio of 402 properties consisted of 36,609 units in 16 states.

In connection with the Merger, ERP is hereby filing additional financial information of Lexford as of September 30, 1999 and for the three-month and nine-month periods then ended.

                                  LEXFORD RESIDENTIAL TRUST
                                 CONSOLIDATED BALANCE SHEETS
                          AS OF SEPTEMBER 30, 1999 (UNAUDITED) AND
                                 DECEMBER 31, 1998 (AUDITED)
                              (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                            September 30,      December 31,
                                                                                                1999               1998
                                                                                            ----------------   ----------------
                                                ASSETS
Rental Properties (Note 2)
     Land                                                                                          $ 59,732           $ 59,732
     Buildings, Improvements and Fixtures                                                           550,953            544,897
                                                                                            ----------------   ----------------
                                                                                                    610,685            604,629
     Accumulated Depreciation                                                                       (46,277)           (28,564)
                                                                                            ----------------   ----------------
                                                                                                    564,408            576,065
Investments in and Advances to Unconsolidated Partnerships, net of an
     allowance of $1,615 at September 30, 1999 and December 31, 1998 (Note 1)                        10,106             11,173
Cash                                                                                                  2,651                495
Accounts Receivable, Residents, Affiliates, Officers and Other, net of an allowance
     of $1,000 and $550 at September 30, 1999 and December 31, 1998, respectively (Note 4)            2,185              1,920
Furniture, Fixtures and Other, Net                                                                    2,294              2,108
Funds Held in Escrow (Note 1)                                                                        22,763             22,747
Intangible Assets (Note 1)                                                                            7,169              6,891
Prepaids and Other (Note 1)                                                                           6,576              7,523
                                                                                            ----------------   ----------------
                                                                                                  $ 618,152          $ 628,922
                                                                                            ================   ================

                                 LIABILITIES AND SHAREHOLDERS' EQUITY
Mortgages and Revolving/Term Debt
     Mortgages (Note 3)                                                                           $ 494,429          $ 494,556
     Revolving/Term Debt                                                                             28,650             33,186
                                                                                            ----------------   ----------------
                                                                                                    523,079            527,742
                                                                                            ----------------   ----------------
Accounts Payable                                                                                        716              1,389
Accrued Interest, Real Estate and Other Taxes                                                        12,379             10,315
Other Accrued Expenses                                                                                3,667              6,196
Other Liabilities                                                                                     6,773              7,451
Dividends Payable                                                                                     3,364              4,122
Deferred Compensation (Note 1)                                                                       14,349             12,525
                                                                                            ----------------   ----------------
     Total Liabilities                                                                              564,327            569,740
                                                                                            ----------------   ----------------
Shareholders' Equity (Note 1):
     Preferred Shares, $.01 par value, 5,000,000 Shares Authorized, None Issued                           -                  -
     Common Shares, $.01 par value, 50,000,000 Shares Authorized, 9,560,428 and 9,530,013 Shares Issued and Outstanding at September 30, 1999 and
         December 31, 1998, respectively                                                                 96                 95
Additional Paid-in Capital                                                                           66,281             65,833
Retained Earnings                                                                                     1,706              7,482
Less Cost of Treasury Shares (Note 1)                                                               (14,258)           (14,228)
                                                                                            ----------------   ----------------
                                                                                                     53,825             59,182
                                                                                            ----------------   ----------------
                                                                                                  $ 618,152          $ 628,922
                                                                                            ================   ================


                     SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         LEXFORD RESIDENTIAL TRUST
                     CONSOLIDATED STATEMENTS OF INCOME
          FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998
                                (UNAUDITED)
                   (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                  Three Months Ended September 30,   Nine Months Ended September 30,
                                                                      1999             1998            1999                  1998
                                                                  ---------------    -------------   -------------    ------------
Revenues:
     Rental and Other Property Revenues                                 $ 38,602         $ 37,404       $ 114,239       $ 100,191
     Fee Based                                                             1,084            1,163           3,177           4,391
     Income from Unconsolidated Partnerships                                 609              625           1,379           2,195
                                                                  ---------------    -------------   -------------    ------------
                                                                          40,295           39,192         118,795         106,777
                                                                  ---------------    -------------   -------------    ------------
Expenses:
     Property Operating and Maintenance                                   12,579           12,418          35,658          32,530
     Real Estate Taxes and Insurance                                       3,277            3,130           9,672           8,228
     Property Management                                                   2,818            2,843           8,190           9,605
     Administration                                                        1,158            1,658           3,659           4,708
     Merger Costs                                                          2,464                -           2,464               -
     Performance Equity Plan (Note 1)                                          -              829               -           1,659
     Non-recurring Costs (Note 1)                                              -                -               -           1,808
     Interest-Mortgages                                                   10,665           11,155          32,041          30,264
     Interest- Revolving/Term Debt                                           453              518           1,450           1,098
     Depreciation and Amortization                                         6,461            5,919          19,087          15,925
     Loss on Sale of Third Party Management Business (Note 1)                  -                -               -           6,300
                                                                  ---------------    -------------   -------------    ------------
                                                                          39,875           38,470         112,221         112,125
                                                                  ---------------    -------------   -------------    ------------
Income/(Loss) Before Gain on Disposal of Assets, Extraordinary
     Loss and Cumulative Effect of Change in Accounting Principle            420              722           6,574          (5,348)

Gain on Disposal of Assets - Net                                               -               35             226             285
                                                                  ---------------    -------------   -------------    ------------

Income/(Loss) Before Extraordinary Loss and Cumulative Effect
     of Change in Accounting Principle                                       420              757           6,800          (5,063)

Extraordinary Loss (Note 3)                                                    -                -            (248)              -
Cumulative Effect of Change in Accounting Principle (Note 1)                   -                -            (700)              -

                                                                  ---------------    -------------   -------------    ------------
Net Income/(Loss)                                                          $ 420            $ 757         $ 5,852        $ (5,063)
                                                                  ---------------    -------------   -------------    ------------
                                                                  ---------------    -------------   -------------    ------------


Basic Earnings Per Share:
     Income/(Loss) Before Extraordinary Loss and Cumulative
         Effect of Change in Accounting Principle                         $ 0.04           $ 0.08          $ 0.72         $ (0.57)
     Extraordinary Loss                                                        -                -           (0.03)              -
     Cumulative Effect of Change in Accounting Principle                       -                -           (0.07)              -
                                                                  ---------------    -------------   -------------    ------------
                                                                  ---------------    -------------   -------------    ------------
     Net Income/(Loss)                                                    $ 0.04           $ 0.08          $ 0.62         $ (0.57)
                                                                  ---------------    -------------   -------------    ------------
                                                                  ---------------    -------------   -------------    ------------

Diluted Earnings Per Share:
     Income/(Loss) Before Extraordinary Loss and Cumulative
         Effect of Change in Accounting Principle                         $ 0.04           $ 0.08          $ 0.71         $ (0.57)
     Extraordinary Loss                                                        -                -           (0.03)              -
     Cumulative Effect of Change in Accounting Principle                       -                -           (0.07)              -
                                                                  ---------------    -------------   -------------    ------------
                                                                  ---------------    -------------   -------------    ------------
     Net Income/(Loss)                                                    $ 0.04           $ 0.08          $ 0.61         $ (0.57)
                                                                  ---------------    -------------   -------------    ------------
                                                                  ---------------    -------------   -------------    ------------


                                                                  ---------------    -------------   -------------    ------------
                                                                  ---------------    -------------   -------------    ------------
Dividends Declared Per Common Share                                     $ 0.3519         $ 0.4325        $ 1.2169        $ 0.4325
                                                                  ---------------    -------------   -------------    ------------
                                                                  ---------------    -------------   -------------    ------------


                  SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                      LEXFORD RESIDENTIAL TRUST
             CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                            (UNAUDITED)
                           (IN THOUSANDS)

                                                                      Additional                    Less Cost of
                                              Common Shares            Paid - in       Retained       Treasury
                                        ---------------------------
                                           Shares        Amount         Capital        Earnings        Shares            Total
                                        -------------  ------------  --------------  ------------- ----------------  --------------
Balance, January 1, 1999                       9,530          $ 95        $ 65,833        $ 7,482        $ (14,228)       $ 59,182
                                        -------------  ------------  --------------  ------------- ----------------  --------------

Exercise of options under non-
      qualified stock option plan                 11                            98                                              98

Trustees restricted stock plan shares              2                            35                             (27)              8

Rabbi Trust dividends and other
      investments in shares                                                                                   (355)           (355)

Withdrawals from Rabbi Trust                                                                                   668             668

1999 share compensation issued
      to Rabbi Trust                              17             1             315                            (316)              -

Dividends to common shareholders                                                          (11,628)                         (11,628)

Net Income for the period                                                                   5,852                            5,852

                                        -------------  ------------  --------------  ------------- ----------------  --------------
Balance, September 30, 1999                    9,560          $ 96        $ 66,281        $ 1,706        $ (14,258)       $ 53,825
                                        =============  ============  ==============  ============= ================  ==============



                      SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         LEXFORD RESIDENTIAL TRUST
                   CONSOLIDATED STATEMENTS OF CASH FLOWS
           FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998
                                (UNAUDITED)
                               (IN THOUSANDS)

                                                                                  Nine Months Ended September 30,
                                                                                      1999               1998
                                                                                 ----------------   ----------------
Cash Flows from Operating activities:
     Net Income/(Loss)                                                                   $ 5,852           $ (5,063)
                                                                                 ----------------   ----------------
     Adjustments to reconcile Net Income/(Loss) to Net Cash provided by
        Operating Activities:
        Depreciation                                                                      18,178             14,814
        Amortization                                                                         909              1,111
        Loss on Sale of Third Party Management Business                                        -              6,300
        Provision for Losses on Accounts Receivable                                        1,205              1,117
        Gain on Disposal of Assets - net                                                    (226)              (285)
        Extraordinary Loss                                                                   248                  -
        Cumulative Effect of Change in Accounting Principle                                  700                  -
        Non-Cash Share Compensation                                                          936              3,490
        Changes in Operating Assets and Liabilities:
           Investments in and Advances to Unconsolidated Partnerships                        706                851
           Accounts Receivable and Other Assets                                           (1,239)               (66)
           Accounts Payable and Other Liabilities                                           (403)            (1,408)
                                                                                 ----------------   ----------------
Net Cash provided by Operating activities                                                 26,866             20,861
                                                                                 ----------------   ----------------

Cash Flows from Investing activities:
     Proceeds from Sale of Assets                                                            226                335
     Net Repayment of Advances to Unconsolidated Partnerships                                361                  8
     Investments in Unconsolidated Partnerships and Other                                      -             (3,405)
     Purchase of Unconsolidated Partnerships, Net of Cash Acquired                             -            (25,506)
     Capitalized Refinancing Costs                                                        (1,187)                 -
     Capital Expenditures - Other                                                           (641)              (928)
     Capital Expenditures - Real Estate                                                   (6,066)            (8,926)
                                                                                 ----------------   ----------------
Net Cash (used in) Investing activities                                                   (7,307)           (38,422)
                                                                                 ----------------   ----------------

Cash Flows from Financing activities:
     Proceeds from the exercise of Stock Options                                              98              1,823
     Proceeds from Revolving Debt - net                                                        -             20,696
     Principal Payments on Revolving/Term Debt and Other                                  (4,536)            (1,042)
     Proceeds from Mortgage Debt                                                          42,194                  -
     Payments on Mortgages - principal amortization                                       (5,905)            (4,977)
     Payments on Mortgages - lump sum                                                    (36,868)            (1,508)
     Dividends Paid                                                                      (12,386)                 -
                                                                                 ----------------   ----------------
Net Cash provided by/(used in) Financing activities                                      (17,403)            14,992
                                                                                 ----------------   ----------------

Increase/(Decrease) in Cash                                                                2,156             (2,569)
Cash at Beginning of Period                                                                  495              2,569
                                                                                 ----------------   ----------------
Cash at End of Period                                                                    $ 2,651           $      -
                                                                                 ================   ================


Supplemental Disclosure of Cash Flow Information
     Cash Payments for Interest                                                         $ 32,896           $ 30,668
                                                                                 ================   ================


               SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         LEXFORD RESIDENTIAL TRUST
             CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
           FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998
                            (UNAUDITED)



SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

      In the first half of 1998, the Company acquired the entire ownership interest in 324 Unconsolidated Partnerships owning 326 apartment communities. Such acquisitions resulted in the following increases (decreases) to the Company's balance sheet (SEE NOTE 2):


                                                                             (In Thousands)
NON-CASH EFFECTS:
      Investments in and Advances to Unconsolidated Partnerships                    $ (47,335)
      Land and Building                                                             $ 430,981
      Accounts Receivable and Other Assets                                          $  19,409
      Mortgages                                                                     $ 362,610
      Accounts Payable and Other Liabilities                                        $  14,939

CASH EFFECTS:
      Cash Paid to Former Partner(s)                                                $ (33,902)
      Net Cash Acquired                                                                 8,396
                                                                             -----------------
                                                                                    $ (25,506)
                                                                             =================




                SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            LEXFORD RESIDENTIAL TRUST
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)



NOTE 1 BASIS OF PRESENTATION

         Lexford Residential Trust, a Maryland real estate investment trust, together with its wholly owned and controlled partnerships, limited liability companies and corporate subsidiaries (the "Company" or "Lexford"), is a fully integrated, self-managed real estate investment trust ("REIT") which owns, manages and invests in direct or indirect ownership interests in multifamily apartment communities. The consolidated financial statements include the accounts of Lexford Residential Trust and its wholly owned subsidiaries and partnerships. The Company, for consolidated financial statement purposes, includes corporations, limited partnerships and other legal entities which own multifamily apartment communities (the "Rental Properties") in which the Company, in turn, owns a 100% equity interest. The Company also holds equity ownership as well as significant economic interests (i.e. mortgage loans, accounts receivable and management contracts entitling the Company to a substantial portion of an apartment community's net cash flow) in multifamily apartment communities in its capacity as a partner and property manager, respectively, in various limited partnerships (the "Unconsolidated Partnerships"). The Rental Properties and the Unconsolidated Partnerships are collectively referred to as the "Properties." The accounts of the Unconsolidated Partnerships are not included within the Company's consolidated financial statements but are accounted for under the equity method. All significant intercompany balances and transactions have been eliminated in consolidation. The accompanying consolidated financial statements, except for the Consolidated Balance Sheet as of December 31, 1998, are unaudited and have been prepared in accordance with generally accepted accounting principles ("GAAP") for interim financial information and in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC"). Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for a complete financial statement presentation. The consolidated financial statements, the notes hereto and the capitalized terms included herein should be read in conjunction with the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

         As of September 30, 1999, the Properties contained 36,609 apartment units located at 402 geographic sites. At September 30, 1999, the Company owned the entire equity interest in 428 Rental Properties and a partial equity, together, in most instances, with a significant economic, interest in 80 Unconsolidated Partnerships. The difference in the number of geographic sites compared to the number of Rental Properties results from separate legal entities owning apartment communities constructed on contiguous parcels. As a result of the Company's successful efforts in acquiring the entire equity interest in a number of former Unconsolidated Partnerships (see Note 2), the Company is combining legal entities owning contiguous apartment communities as and when mortgage debt secured by such apartment communities are refinanced with a single lender.

         The Company has one reportable segment which is the ownership and operation of residential apartment communities. The majority of the Properties are located in the midwest and southeast United States, with the heaviest concentrations in Florida, Ohio, Georgia, Indiana, Michigan and Kentucky. The concentrations of Properties within these states is as follows: Ohio (136 Properties), Florida (126 Properties), Georgia (73 Properties), Indiana (70 Properties), Kentucky (33 Properties) and Michigan (25 Properties). The Company is not dependent for its revenues on any particular Property or resident and the loss of any Property would not be material

                            LEXFORD RESIDENTIAL TRUST
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 1 BASIS OF PRESENTATION (continued)

to the Company's financial position. The Company's largest Property accounts for only 1% of the Company's total revenues. The geographic diversity of the Properties also minimizes the Company's exposure to local economic conditions. The typical Property is comprised of multiple single story buildings with studio, one and two bedroom apartments.

         The interim consolidated financial statements have been prepared in accordance with the Company's customary accounting practices. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine month period ended September 30, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999.

BUSINESS OVERVIEW

         The Company is a fully integrated REIT which owns, manages and opportunistically acquires apartment communities. The Company's Properties generally consist of relatively smaller apartment communities, averaging approximately 91 units per site.

         In addition, the Company provides ancillary services to the residents at both the Rental Properties and Unconsolidated Partnerships, including renter's insurance and telecommunication services. The Company also enters into group buying, volume discount contracts with major vendors as agent for the Properties enabling the Properties to purchase items at a discounted price and, in the case of laundry equipment, receive rent based on resident usage.

MERGER AGREEMENT

         On June 30, 1999, the Company entered into a definitive merger agreement with Equity Residential Properties Trust ("EQR") that resulted in the tax-free merger of the Company into EQR. The merger agreement was approved by shareholders of Lexford and EQR on September 30, 1999. The merger provided for Lexford shareholders to receive 0.463 of an EQR common share for each Lexford common share upon completion of the merger. All merger related costs incurred by the Company were expensed in the third quarter of 1999.

         Subsequent to the dividend paid by the Company on July 15, 1999, the merger agreement provided that, prior to the merger, the amount per share of each subsequent quarterly dividend declared by the Company will not exceed an amount equal to the dividend on a common share of EQR for such quarter multiplied by 0.463.

         The Company declared a dividend of $0.3519 per common share payable to shareholders of record at the close of business on September 20, 1999. The dividend was paid on October 8, 1999 following consummation of the merger and is reflected in the Company's Consolidated Statements of Income for the three and nine months ended September 30, 1999.

                            LEXFORD RESIDENTIAL TRUST
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1 BASIS OF PRESENTATION (continued)

SALE OF THIRD PARTY MANAGEMENT BUSINESS

         In the first quarter of 1998 the Company was also engaged in providing management services to third party owners of multifamily apartment communities (the "Third Party Management Business"). Because of Internal Revenue Code limitations on the nature and amount of non-qualified REIT income, the Company contributed the majority of its assets related to the Third Party Management Business to a newly formed corporation, Lexford Property Management, Inc. ("LPM"), in exchange for all of the preferred stock of such corporation on February 20, 1998. Effective as of April 1, 1998, the Company sold all its preferred equity interest in the Third Party Management Business. Due to the reclassification of the Third Party Management Business as Held for Sale in the first quarter of 1998, the Company recorded a $1.3 million reserve for sale/disposal costs associated with this sale, as well as a $3.0 million charge for the release of 300,000 contingent shares and a $2.0 million charge related to an adjustment to the value of goodwill associated with the original acquisition of the Third Party Management business. The above charges totaling $6.3 million were classified as Loss on Sale of Third Party Management Business. The Company received a promissory note in the principal amount of $1.8 million payable over a ten year period which bears interest at 6% per annum until April 1, 2000 and 11% per annum thereafter, in exchange for all of the outstanding preferred stock of LPM. The Company has retained its proprietary interest in property management training programs and systems, and the rights to the name "Lexford".

FRESH START ACCOUNTING

         The Company adopted a method of accounting referred to as fresh start ("Fresh Start") reporting as of September 11, 1992 (the "Effective Date") as a result of the judicial plan of reorganization (the "Plan of Reorganization") of the Company's predecessor, Cardinal Industries, Inc. The Company prepared financial statements on the basis that a new reporting entity was created with assets and liabilities recorded at their estimated fair values as of the Effective Date. At the Effective Date, to the extent the non-recourse debt secured by certain assets owned by the Company exceeded the estimated fair value of the respective Rental Property, the Company reduced the contractual amount of the related non-recourse mortgage debt by the amount of the deficiency (the "Mortgage Deficiency"). The contractual mortgage balance net of any applicable Mortgage Deficiency is referred to as the "Carrying Value" of the mortgage (see
Note 3).

FUNDS HELD IN ESCROW

         Funds Held in Escrow at September 30, 1999 includes funds of $22.8 million escrowed by Rental Properties for improvements and deferred maintenance, real estate taxes, insurance, resident security deposits and other funds held by mortgage lenders.

                            LEXFORD RESIDENTIAL TRUST
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1 BASIS OF PRESENTATION (continued)

INTANGIBLE ASSETS

         Intangible Assets at September 30, 1999 is comprised of approximately $2.6 million of management contracts and approximately $433,000 of goodwill related to the trade name, training programs and property management systems retained from the Third Party Management Business. The management contracts and goodwill are net of amortization of approximately $1.1 million. In addition, Intangible Assets includes deferred financing costs of $4.2 million at September 30, 1999. The deferred financing costs relate to mortgage refinancings on the Rental Properties and are amortized over the terms of the respective loans.

PREPAIDS AND OTHER ASSETS

         Prepaids and Other assets at September 30, 1999 includes $3.7 million of deferred offering costs related to the Company's Form S-3 "shelf" registration statement filed with the SEC, and a $1.8 million note receivable related to the sale of the Third Party Management Business. In addition, Prepaids and Other assets consists of approximately $818,000 of prepaid rent, insurance and real estate taxes, and approximately $261,000 of utility deposits and other prepaid expenses.

INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED PARTNERSHIPS

         Investments in and Advances to Unconsolidated Partnerships represent the Company's general partners' interests in and advances to Unconsolidated Partnerships. The carrying value represents the allocation of the estimated fair value of the underlying real estate assets as of the Effective Date or, if later, date of purchase or investment. The contractual amounts of the receivables are significantly more than the recorded carrying values.

         In the first quarter of 1998, the Company invested $3.4 million in a joint venture with a developer for the construction of an apartment community in the Dallas, Texas area, consisting of 276 units. The community commenced leasing at the end of the first quarter of 1999.

         The Company accounts for its investments on the equity method. The Company's share of net loss of the Unconsolidated Partnerships amounted to approximately $284,000 for the first nine months of 1999, and is included in Income from Unconsolidated Partnerships in the Consolidated Statements of Income.

                            LEXFORD RESIDENTIAL TRUST
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1 BASIS OF PRESENTATION (continued)

ACCOUNTING CHANGE - START UP COSTS

         In April 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 98-5, Reporting the Costs of Start-up Activities. The SOP is effective beginning on January 1, 1999, and requires that start-up costs capitalized prior to January 1, 1999 be written off and requires that start-up costs be expensed as incurred. The definition of start-up costs under the SOP includes organizational costs. Historically, the Company capitalized and then amortized these costs over five years. The unamortized balance of organizational costs, approximately $700,000 (as of December 31, 1998), was written off as the Cumulative Effect of Change in Accounting Principle as of January 1, 1999.

PROVISION FOR INCOME TAXES

         The Company has elected to be taxed as a REIT under sections 856 through 860 of the Internal Revenue Code, commencing with its taxable year beginning January 1, 1998. As a REIT, the Company generally will not be subject to Federal Income Tax on income it distributes to shareholders as long as it distributes at least 95% of its REIT taxable income and satisfies a number of organizational, ownership and operational requirements. In addition, primarily due to its organization as a Maryland real estate investment trust, the Company believes it will not be subject to state income taxes in jurisdictions where the Properties are located. Therefore, the Consolidated Statements of Income for the three and nine months ended September 30, 1999 and 1998 do not include a provision for Federal or state income taxes.

NON-RECURRING COSTS

         Non-recurring Costs were approximately $1.8 million for the nine months ended September 30, 1998. Approximately $1.6 million of the charge related to the retirement plan ("Trustee Retirement Plan") for four Trustees who retired April 15, 1998. Each retiring Trustee received a package consisting of the right to receive a cash payment of $225,000 (the "Retirement Payment"), vesting of all non-vested common share awards and the opportunity to continue deferral of receipt of common share awards as beneficiaries of the Company's Executive Deferred Compensation Rabbi Trust (the "Rabbi Trust") for up to five years. The retiring Trustees were also afforded the opportunity to defer receipt of all or any portion of the Retirement Payment and direct that the deferred portion be contributed to the Rabbi Trust and invested in the Company's common shares for their benefit. In connection with their participation in the Trustee Retirement Plan, two of the retiring Trustees elected to defer receipt of a total of $400,000 of Retirement Payments in such manner. The majority of the remaining $200,000 of Non-recurring Costs in 1998 relates to severance costs associated with terminated employees.

                            LEXFORD RESIDENTIAL TRUST
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1 BASIS OF PRESENTATION (continued)

RABBI TRUST

         The Company established the Rabbi Trust in 1996 to permit executive officers and trustees to defer taxes on awards of Company shares. The Rabbi Trust is currently restricted to holding Company shares or cash equivalents. In 1998, the Emerging Issues Task Force of the Financial Accounting Standards Board ("EITF") reached a consensus on Issue No. 97-14, Accounting for Deferred Compensation Arrangements. The EITF concluded that the deferred compensation liability and the securities issued to fund deferred compensation must be consolidated by the Company and carried on the Company's balance sheet. Further, the Company's common shares held in the Rabbi Trust should be accounted for as treasury shares by the Company. The Company applied EITF No.
97-14 commencing with the first quarter of 1998.

EARNINGS PER SHARE

         The following table shows the amounts used in computing basic and diluted earnings per share as well as weighted average numbers of shares outstanding and the effect on income of restricted common shares and stock option dilutive potential (in thousands, except per share amounts):

                                                         Three Months Ended         Nine Months Ended
                                                           September 30,              September 30,
                                                          1999        1998          1999         1998
                                                       -----------  ----------   -----------  -----------
Numerator for Basic and Diluted Earnings Per Share
     Net Income/(Loss)                                      $ 420       $ 757       $ 5,852      $(5,063)
                                                       ===========  ==========   ===========  ===========
Denominator
     Denominator for Basic Earnings per Share
         Weighted Average Shares                            9,487       9,244         9,487        8,918
                                                       -----------  ----------   -----------  -----------
     Effect of Dilutive Securities
         Stock options (1)                                     97          67            46            -
         Time Vesting Restricted Share Awards                  70          28            70           38
                                                       -----------  ----------   -----------  -----------
     Dilutive Potential Common Shares                         167          95           116           38
                                                       -----------  ----------   -----------  -----------
     Denominator for Diluted Earnings per Share
         Adjusted Weighted Average Shares                   9,654       9,339         9,603        8,956
                                                       ===========  ==========   ===========  ===========

Basic Earnings Per Share:
     Net Income/(Loss)                                     $ 0.04      $ 0.08        $ 0.62      $ (0.57)
                                                       ===========  ==========   ===========  ===========

Diluted Earnings Per Share:
     Net Income/(Loss)                                     $ 0.04      $ 0.08        $ 0.61      $ (0.57)
                                                       ===========  ==========   ===========  ===========


(1) Stock Options for 166,196 shares were excluded from diluted earnings per share for the nine months ended September 30, 1998 because including the shares would be anti-dilutive as a result of the net loss the Company recognized for the nine months ended September 30, 1998.

                            LEXFORD RESIDENTIAL TRUST
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 2 PROPERTY ACQUISITIONS

         In conjunction with its determination to elect REIT status, the Company initiated a consolidation plan, the purpose of which was to minimize third party equity interests in the Unconsolidated Partnerships owning apartment communities (the "Consolidation Plan"). In the first quarter of 1998, the Company acquired the entire equity ownership interest in 287 former Unconsolidated Partnerships. The acquisition of the 287 former Unconsolidated Partnerships was effective as of January 31, 1998. Effective as of April 1, 1998, the Company acquired the entire ownership interest in an additional 37 Unconsolidated Partnerships that owned 39 Properties, which were accounted for under the equity method in the first quarter of 1998. The acquired former Unconsolidated Partnerships are now classified as Rental Properties.

NOTE 3 MORTGAGE DEBT

         As of the Effective Date, the mortgages on 13 Rental Properties were restated to estimated fair value (the "Carrying Value") because the Fresh Start value of the respective Rental Property was less than the outstanding principal amount of its mortgage. The difference between the Carrying Value of each such mortgage and the full unpaid principal amount thereof is characterized as a "Mortgage Deficiency" for Fresh Start purposes. Interest expense is recorded based on the Carrying Value of the mortgage using the effective interest rate method. Mortgages which have been originated or assumed following the Effective Date (including non-recourse mortgages on the 326 Properties acquired pursuant to the Consolidation Plan) are recorded as liabilities on the Consolidated Balance Sheets in their full principal amount. Typically, each Rental Property is secured by a separate mortgage loan. The mortgage loans on a portfolio of 26 Rental Properties contain cross collateral and cross default provisions; and 32 Rental Properties are cross collateralized and cross defaulted within their respective states, with no more than eight loans separately cross collateralized. However, all but three of the mortgage loans secured by the Rental Properties are non-recourse to the Company.

         The outstanding mortgage debt on the Rental Properties, including the non-recourse mortgage debt consolidated in relation to the acquisition of the 324 former Unconsolidated Partnerships, at September 30, 1999 and December 31, 1998 is as follows:


                                                          September 30, 1999       December 31, 1998
                                                      -----------------------     ---------------------
              Contractual Mortgage Payable                        $ 499,653                  $ 500,688

              Mortgage Deficiency                                    (5,224)                    (6,132)
                                                      -----------------------     ---------------------
                                                                  $ 494,429                  $ 494,556
                                                      ======================     ======================

         Any prepayment of mortgage debt at the contractual value in excess of its carrying value will result in an extraordinary charge equal to the amount of Mortgage Deficiency associated with such debt.

                            LEXFORD RESIDENTIAL TRUST
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 3 MORTGAGE DEBT (continued)

         In the first nine months of 1999 the Company completed the refinancing of the mortgage debt on 27 Rental Properties. Mortgage indebtedness on the 27 Rental Properties with a contractual amount of $35.1 million and a carrying value of $34.4 million, was refinanced with mortgages amounting to $42.2 million bearing a fixed rate of interest of 7.37% to 7.6%, with 25 year amortization and ten year maturities. The new mortgage loans are non-recourse to the Company; however, mortgage loans on seven Rental Properties located in Florida are cross collateralized and cross defaulted. These transactions generated $6.5 million in proceeds (in excess of the payoff amounts and transaction costs) which were applied to the Company's revolving credit facility. An extraordinary gain of approximately $189,000 was recognized in the first quarter of 1999 as a result of the refinancing due to debt discounts received from the prior lenders. An extraordinary loss of approximately $437,000 was recognized in the second quarter of 1999 as a result of approximately $496,000 of prepayment premiums paid to former lenders combined with the write-off of approximately $705,000 of Mortgage Deficiencies related to mortgages repaid at the contractual amount. These losses were partially offset by approximately $764,000 of debt discounts obtained from the former lenders.

NOTE 4 RELATED PARTY TRANSACTIONS

         The Company manages all but two of the Properties owned by the Unconsolidated Partnerships. The Company earned fee based revenues from the Unconsolidated Partnerships of approximately $709,000 and $443,000 for the three months ended September 30, 1999 and 1998, respectively and $2.1 million and $2.2 million for the nine months ended September 30, 1999 and 1998, respectively. The Company also earned a majority of its Income from Unconsolidated Partnerships in the form of interest on receivables (including second mortgages). Approximately $270,000 and $233,000 of the Company's Accounts Receivable (net of allowances) were due from the Unconsolidated Partnerships as of September 30, 1999 and December 31, 1998, respectively.

         The Company received net principal repayment of advances from Unconsolidated Partnerships of approximately $361,000 in the first nine months of 1999 as compared to approximately $8,000 in the first nine months of 1998. These principal repayments were credited to Investments in and Advances to Unconsolidated Partnerships (see Note 1 -- "Investments in and Advances to Unconsolidated Partnerships").

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 ERP OPERATING LIMITED PARTNERSHIP

                                 By: EQUITY RESIDENTIAL PROPERTIES TRUST, its general partner




Date:    December 3, 1999                 By:/s/ Michael J. McHugh
                                             ----------------------------------
                                             Michael J. McHugh, Executive Vice
                                             President and Chief Accounting
                                             Officer